Exhibit 99.31

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN AUSTRALIA, CANADA OR JAPAN (OR IN ANY OTHER COUNTRIES, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION). THE INFORMATION PROVIDED IN THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY COUNTRY OR JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

English translation for courtesy purposes only. In case of discrepancies between the Italian version and the English version of this document, the Italian version shall prevail.

PLAN FOR THE MERGER BY INCORPORATION

OF

“MEDIOBANCA – BANCA DI CREDITO FINANZIARIO SOCIETÀ PER AZIONI”

INTO

“BANCA MONTE DEI PASCHI DI SIENA S.P.A.”

(prepared pursuant to and for the purposes of Article 2501-ter of the Italian Civil Code)

10 March 2026

TABLE OF CONTENTS

1.	INTRODUCTION	3

2.	TYPE, NAME AND REGISTERED OFFICE OF THE COMPANIES PARTICIPATING IN THE MERGER	7

3.	BY-LAWS OF THE INCORPORATING COMPANY AND AMENDMENTS RESULTING FROM THE MERGER	8

4.	EXCHANGE RATIOS, CASH ADJUSTMENTS AND PROCEDURES FOR THE ALLOCATION OF SHARES	8

5.	PROCEDURES FOR THE ALLOCATION OF THE SHARES OF THE INCORPORATING COMPANY	9

6.	DATE FROM WHICH THE SHARES PARTICIPATE IN PROFITS	10

7.	EFFECTIVE DATE OF THE MERGER	10

8.	TREATMENT, IF ANY, RESERVED FOR PARTICULAR CATEGORIES OF SHAREHOLDERS AND FOR HOLDERS OF SECURITIES OTHER THAN SHARES	11

9.	SPECIAL BENEFITS, IF ANY, PROPOSED IN FAVOUR OF THE PERSONS RESPONSIBLE FOR THE MANAGEMENT OF THE COMPANIES PARTICIPATING IN THE MERGER	11

10.	CONDITIONS TO WHICH THE COMPLETION AND EFFECTIVENESS OF THE MERGER ARE SUBJECT	11

11.	RIGHT OF WITHDRAWAL	12

The Boards of Directors of Banca Monte dei Paschi di Siena S.p.A. (hereinafter, “BMPS” or the “Incorporating Company”) and of MEDIOBANCA – Banca di Credito Finanziario Società per Azioni (hereinafter, “Mediobanca” or the “Company to be Incorporated” and, together with the Incorporating Company, the “Companies Participating in the Merger”) have prepared and approved, each for the part within its remit, this merger plan (the “Merger Plan”) pursuant to and for the purposes of Article 2501-ter of the Italian Civil Code, relating to the merger by incorporation of Mediobanca into BMPS.

1.	INTRODUCTION

On 24 January 2025, BMPS announced to the market the decision to launch a voluntary full public exchange offer (the “Offer”) pursuant to and for the purposes of Articles 102 and 106, paragraph 4, of Legislative Decree No. 58 of 24 February 1998 (the “CFA”), as well as of the regulation approved by CONSOB resolution No. 11971 of 14 May 1999 (the “Issuers’ Regulation”), for all of the shares issued by Mediobanca.

The Offer was launched for a consideration equal to 2.300 newly issued shares of BMPS for each share of Mediobanca tendered in acceptance of the Offer, in execution of the share capital increase against payment of BMPS to service the Offer, on a divisible basis and also in multiple tranches, with the exclusion of pre-emptive rights pursuant to Article 2441, paragraph 4, of the Italian Civil Code, resolved by the Board of Directors on 26 June 2025 in the exercise of the delegation granted to it by the Extraordinary Shareholders’ Meeting of BMPS of 17 April 2025, pursuant to Article 2443 of the Italian Civil Code.

On 20 May 2025, BMPS announced to the market that it had made a technical adjustment to the aforementioned consideration as a result of the detachment of the coupons and the subsequent payments, respectively, of (i) the dividend approved by the ordinary shareholders’ meeting of BMPS on 17 April 2025 (equal to Euro 0.86 for each outstanding share of BMPS entitled to payment of the dividend) and (ii) the interim dividend on the results as at 31 December 2024, which the Board of Directors of Mediobanca, on 8 May 2025, resolved to distribute (equal to Euro 0.56 for each outstanding share of Mediobanca entitled to payment of the dividend). The consideration therefore became equal to 2.533 newly issued shares of BMPS for each share of Mediobanca tendered in acceptance of the Offer.

On 2 September 2025, BMPS announced to the market the increase of the consideration of the Offer by means of a cash component equal to Euro 0.90 for each share of Mediobanca tendered in acceptance of the Offer.

On 8 September 2025, the acceptance period of the Offer ended, as a result of which, on 15 September 2025, BMPS came to hold a total of 506,665,070 shares of Mediobanca, representing approximately 62.3% of its share capital.

On 15 September 2025, BMPS announced to the market that, on the basis of the final results of the Offer mentioned above, pursuant to and for the purposes of Article 40-bis, paragraph 1, letter a), of the Issuers’ Regulation, the reopening of the acceptance period of the Offer would take place, which ended on 22 September 2025, as a result of which, on 29 September 2025, BMPS came to hold a total of 702,254,055 shares of Mediobanca, equal to approximately 86.3% of the share capital of Mediobanca.

In light of the foregoing, Mediobanca is controlled by BMPS pursuant to and for the purposes of Article 2359 of the Italian Civil Code, Article 93 of the CFA and Article 23 of Legislative Decree No. 385/93, as subsequently amended and supplemented (the “TUB”), and is subject to the management and coordination activities of BMPS pursuant to Article 61 of the TUB.

Consistent with what was set out by BMPS in the related offer document approved by CONSOB by resolution No. 23623 of 2 July 2025 (the “Offer Document”) in relation to the future plans and the strategic and industrial objectives of the integration of Mediobanca into the BMPS group, on 26 February 2026 BMPS approved a new 2026-2030 Business Plan which provides for a comprehensive project for the (corporate, organisational and operational) integration of the two Banks and for the reorganisation of the group resulting from the acquisition of Mediobanca (the “Plan”).

In February, BMPS and Mediobanca formally commenced the activities functional to the implementation of a broad reorganisation project aimed at the integration of BMPS and Mediobanca, which provides for, in particular:

i	the merger by incorporation of Mediobanca into BMPS (the “Merger”) and, following the same,

ii	the allocation of the core activities of the current Mediobanca (corporate & investment banking and private banking serving high-end customers) in favour of Mediobanca Premier S.p.A., which will take the name “Mediobanca S.p.A.”. In such context, the stake in Assicurazioni Generali S.p.A. will be transferred to the new “Mediobanca S.p.A.” (formerly Mediobanca Premier); and, as a further key step thereof,

iii	the industrial integration of the networks of financial advisors and of the retail and affluent wealth management activities of Mediobanca Premier and Banca Widiba (which will take a new corporate name that will in any event recall the Mediobanca brand) (the transactions referred to in items (ii) and (iii), the “Reorganisation Transactions”).

The aforementioned Reorganisation Transactions will be defined in all their aspects and submitted for approval to the competent corporate bodies of the companies concerned in temporal sequence following the approval of this Merger Plan, in compliance with applicable regulations, with the intention of implementing them, where technically possible, in immediate temporal succession to the implementation of the Merger.

Within the framework outlined above, the Merger that is the subject of this Merger Plan is consistent with the guidelines approved by BMPS in the Plan and therefore constitutes the essential prerequisite, as well as the first and fundamental step, of a comprehensive reorganisation project aimed at redefining the overall structure of the Group and at creating the corporate perimeter within which the Reorganisation Transactions just described will be implemented, following the approval of the Merger.

The Merger and the Reorganisation Transactions will make it possible to fully implement the industrial and financial objectives disclosed to the market in the Offer Document and in the Plan approved by BMPS, ensuring greater consistency between corporate structure, operating model and growth strategies. From this perspective, the Merger and, more generally, the overall integration project outlined by BMPS will enable the full achievement of the cost, revenue and funding synergies announced by BMPS in the context of the Offer and of the new Plan, as well as a rationalisation and simplification of the shareholding structure of the group headed by BMPS through the elimination of duplicated group costs and the reorganisation of the divisional lines, with capital strengthening and revenue maximisation, with the objective of creating the third-largest national banking operator in terms of total assets, customer loans, direct funding and total financial assets and a highly diversified, resilient player with distinctive and complementary capabilities in each business area and a significant degree of innovation and support for growth.

The Merger therefore constitutes an essential step in order to:

-	simplify the structure of the group headed by BMPS, eliminating corporate duplications and centralising governance, control and strategic direction functions;

-	optimise the allocation of capital and financial resources;

-	achieve the cost and revenue synergies deriving from the integration of the distribution networks, operating platforms and IT systems;

-	strengthen the competitive positioning of the group headed by BMPS in its reference markets;

-	improve management efficiency and investment capacity in support of the future plans announced to the market.

In such context, as a result of the Merger and of the exchange of Mediobanca shares for BMPS shares, it is believed that, on the assumption that the Reorganisation Transactions of the group are implemented by BMPS, in addition to the achievement of the objectives set out above, the shareholders of Mediobanca will also be able to benefit from:

-	a more liquid security (the BMPS shares), with consequent greater ease of trading of the shares, which will also be able to take advantage of the remuneration policy announced by Banca Monte dei Paschi (with an expected payout of 100%) as well as of the possible use of excess capital, should it be allocated to further distributions to shareholders or deployed to support the growth of the group;

-	the possibility of participating directly in the broader project for enhancing the value of the BMPS group envisaged by the new plan, which provides for the creation of a strengthened, highly diversified, resilient player with distinctive and complementary capabilities in each business area and a significant degree of innovation and support for growth, with the potential to compete successfully with the leading Italian and European banking institutions.

Furthermore, thanks to the Merger, the shareholders of Mediobanca will be able to benefit from the realisation of the synergies arising from the integration and from the acceleration in the use of Deferred Tax Assets, thus participating in the significant value creation and growth profile of earnings and dividend per share arising from the integration.

By virtue of the structure of the transaction, its size and the parties involved, the Merger qualifies as a “related party transaction of greater importance” pursuant to the Regulation on related party transactions adopted by CONSOB by resolution No. 17221 of 12 March 2010, as subsequently amended and supplemented (the “RPT Regulation”). In this regard, BMPS decided, on a voluntary basis, not to avail itself of the exemption provided for transactions with subsidiaries pursuant to Article 14, paragraph 2, of the RPT Regulation; therefore, on 9 March 2026, the Related Party Transactions Committees of BMPS and Mediobanca issued, each within its respective remit, their reasoned favourable opinion on the interest of BMPS and Mediobanca in carrying out the Merger, as well as on the convenience and substantive fairness of the terms and conditions set out in this Merger Plan.

On 10 March 2026, the Boards of Directors of BMPS and Mediobanca, following the issuance of the favourable opinions of the aforementioned Committees, approved this Merger Plan, granting the necessary powers to convene the respective Extraordinary Shareholders’ Meetings for the purposes of the approval of the Merger Plan.

The Merger requires the obtainment of the authorisations provided for by applicable regulations, including sector-specific regulations, and in particular:

i	the authorisations of the European Central Bank and/or the Bank of Italy pursuant to Articles 4 and 9 of Regulation (EU) No. 1024/2013 and Article 57 of the TUB and the related implementing provisions;

ii	the verification pursuant to Article 56 of the TUB and the related implementing provisions in relation to the amendments to the by-laws resulting from the Merger;

iii	the authorisation of the European Central Bank and/or the Bank of Italy pursuant to Articles 26, paragraph 3, and 28 of Regulation (EU) No. 575/2013 and the related implementing provisions, for the classification of the newly issued ordinary shares arising from the capital increase as CET1 instruments;

iv	the authorisation of the Presidency of the Council of Ministers pursuant to Article 2 of Decree-Law No. 21 of 15 March 2012 on the exercise of special powers in relation to investments in strategic sectors, converted with amendments by Law No. 56 of 11 May 2012, as subsequently amended and supplemented (the “Golden Power regulations”), it being understood that the authorisation may be express or tacit, upon expiry of the applicable statutory term, or by way of an indication as to the non-applicability of the Golden Power regulations, without the related measure imposing prescriptions and/or recommendations on the Incorporating Company; all of the foregoing it being established that, in the event of the issuance by the Presidency of the Council of Ministers of a measure containing prescriptions and/or recommendations, the Incorporating Company may in any event comply with any prescriptions and/or recommendations received and therefore decide, jointly with the Company to be Incorporated, to proceed with the deed of merger; and

v	the further authorisations that, pursuant to applicable (Italian or foreign) regulations, including sector-specific regulations, may be necessary with reference to the shortening of the shareholding chain over (Italian and foreign) companies included in the group headed by BMPS or in which BMPS comes to hold a direct qualifying holding;

(collectively, the “Authorisations”).

2.	TYPE, NAME AND REGISTERED OFFICE OF THE COMPANIES PARTICIPATING IN THE MERGER

Incorporating Company

Banca Monte dei Paschi di Siena S.p.A., a company whose shares are listed on Euronext Milan, with registered office in Siena (SI), Piazza Salimbeni, No. 3, share capital as at the date of approval of this Merger Plan of Euro 17,978,187,186.85, fully subscribed and paid-up, divided into 3,038,418,183 ordinary shares with no par value, tax code and registration number with the Companies’ Register of Arezzo-Siena 00884060526, belonging to the “MPS VAT GROUP” with VAT number 01483500524, registered with the Register of Banks maintained by the Bank of Italy under number 5274, ABI code number 1030.6, and Parent Company of the Monte dei Paschi di Siena Banking Group, registered with the Register of Banking Groups under parent company ABI code number 1030.6, a member of the Interbank Deposit Protection Fund and the National Guarantee Fund.

Company to be Incorporated

MEDIOBANCA – Banca di Credito Finanziario Società per Azioni, a company whose shares are listed on Euronext Milan, with registered office in Milan (MI), Piazzetta Enrico Cuccia, No. 1, share capital as at the date of approval of this Merger Plan of Euro 444,680,575.00 fully subscribed and paid-up, divided into 813,279,689 ordinary shares with no par value, tax code and registration number with the Companies’ Register of Milano-Monza-Brianza-Lodi 00714490158, registered with the Register of Banks maintained by the Bank of Italy under number 4753, ABI code number 10631, subject to the management and coordination activities of BMPS and belonging to the banking group of the same name, registered with the Register of Banking Groups under number 1030.6, a member of the Interbank Deposit Protection Fund and the National Guarantee Fund.

3.	BY-LAWS OF THE INCORPORATING COMPANY AND AMENDMENTS RESULTING FROM THE MERGER

As a result of the Merger, the Incorporating Company will increase its share capital by a maximum of Euro 1,609,487,836.43 through the issuance of a maximum of 272,012,804 ordinary shares, with no par value, in application of the Exchange Ratio (as defined below) and of the procedures for the allocation of the shares set out in Paragraph 5 of this Merger Plan below.

The amount of the maximum capital increase of BMPS to service the exchange is calculated without taking into account the ordinary shares of Mediobanca held by BMPS as at the date of this Merger Plan, which will be cancelled without exchange upon the Merger.

Therefore, as a result of the Merger, the by-laws of BMPS will be amended limited to Article 6 in order to reflect the share capital increase of BMPS to service the Exchange Ratio (as defined below).

The full text of the by-laws of the Incorporating Company, including the amendments to the by-laws that will enter into force on the effective date of the Merger, is set out in the text annexed to the Merger Plan under “A”.

4.	EXCHANGE RATIOS, CASH ADJUSTMENTS AND PROCEDURES FOR THE ALLOCATION OF SHARES

The exchange ratio was determined by the Boards of Directors of BMPS and Mediobanca at 2.450 ordinary shares of BMPS with no par value, ranking pari passu with the existing shares, for each ordinary share of Mediobanca with no par value (the “Exchange Ratio”).

The determination of the Exchange Ratio takes into account the distribution of the dividends relating to the financial year ended 31 December 2025 disclosed to the public by the Boards of Directors of BMPS and Mediobanca on 10 February 2026 and 9 February 2026, respectively.

The Exchange Ratio is not subject to adjustments or cash settlements.

The Merger will be resolved upon using, as reference balance sheets of the Companies Participating in the Merger, pursuant to and for the purposes of Article 2501-quater, paragraph 2, of the Italian Civil Code, the draft financial statements for the financial year ended 31 December 2025, approved by the Boards of Directors of BMPS and Mediobanca on 10 March 2026 and 5 March 2026, respectively.

Such documents have been made available to the public within the terms and in the manner provided for by applicable legal and regulatory provisions.

The criteria for the determination of, and the reasons justifying, the Exchange Ratio will be illustrated in the reports prepared by the Boards of Directors of the Companies Participating in the Merger pursuant to Article 2501-quinquies of the Italian Civil Code, which will be made available to the public in the manner and within the terms provided for by law and regulations.

In the context of the Merger, and for the purposes of the determination of the Exchange Ratio, the Boards of Directors of BMPS and Mediobanca and their respective related party transactions committees availed themselves of financial advisors with proven professional standing and experience in similar transactions.

Reference is therefore made to the aforementioned documents for further information on the determination of the Exchange Ratio.

5.	PROCEDURES FOR THE ALLOCATION OF THE SHARES OF THE INCORPORATING COMPANY

The exchange of the shares, in the context of the Merger, will be implemented through: (i) the cancellation without exchange of the treasury shares held by Mediobanca at the date of completion of the Merger; (ii) the cancellation without exchange of the shares of Mediobanca owned by BMPS at the date of completion of the Merger; (iii) the cancellation of the remaining ordinary shares of the Company to be Incorporated and the allocation in exchange of ordinary shares of the Incorporating Company on the basis of the Exchange Ratio.

Consequently, the Incorporating Company will issue a maximum of 272,012,804 ordinary shares, with no par value, with a share capital increase of a maximum of Euro 1,609,487,836.43.

The number of shares of BMPS to be issued to service the Exchange Ratio is determined by taking as reference the entire share capital of Mediobanca represented by the shares currently issued by it (net of the portion held by BMPS). For such purpose, the treasury shares of Mediobanca currently held by it are therefore also considered, given that they could, prior to the effectiveness of the Merger, be allocated to the beneficiaries of the 2025-2026 Performance Shares Plan, where the relevant conditions are met, and/or be sold on the market.

With reference to the 2025-2026 Performance Shares Plan, as well as to any further share-based incentive plans (where the related shares have not already been allocated and are not already available to the respective beneficiaries prior to the effectiveness of the Merger), the management body of BMPS will adopt, in the appropriate fora, the appropriate resolutions in order to guarantee the maintenance and preservation of an equivalent treatment for the related beneficiaries, all in compliance with applicable regulations.

The newly issued ordinary shares of the Incorporating Company allocated in exchange will be listed on Euronext Milan, organised and managed by Borsa Italiana S.p.A., in the same way as the ordinary shares of BMPS already outstanding, as well as subject to the dematerialisation regime and centralised management at Monte Titoli S.p.A., pursuant to Articles 83-bis et seq. of the CFA.

A service will be made available to the shareholders of the Company to be Incorporated for the treatment of any fractions of shares, at market prices, without any additional charges for expenses, stamp duties or commissions. Alternatively, different procedures may be activated to ensure the overall balancing of the transaction. The exchange transactions will be carried out through authorised intermediaries, without any charge, expense or commission being borne by the shareholders of Mediobanca.

The ordinary shares of BMPS intended for the exchange will be made available to those entitled, in the forms applicable to the centralised management of shares by Monte Titoli S.p.A. under the dematerialisation regime, as from the effective date of the Merger, if it is a stock exchange trading day, or from the first following stock exchange trading day.

6.	DATE FROM WHICH THE SHARES PARTICIPATE IN PROFITS

The ordinary shares of BMPS allocated in exchange will rank pari passu with the existing shares. Therefore, the newly issued ordinary shares of BMPS will confer on their holders the same rights as the ordinary shares of BMPS already outstanding at the effective date of the Merger.

7.	EFFECTIVE DATE OF THE MERGER

Subject to the fulfilment (or waiver) of the conditions in accordance with paragraph 10 below, the Merger will take effect for civil law purposes, pursuant to Article 2504-bis, paragraph 2, of the Italian Civil Code, as from the date of the last of the registrations of the deed of Merger, or from the subsequent date indicated in the deed itself (the “Effective Date”).

As from the Effective Date of the Merger, the Incorporating Company will succeed by operation of law to all the assets and liabilities of the Company to be Incorporated and to all its claims, actions and rights, as well as to all its obligations, commitments and duties of any kind, in accordance with the provisions of Article 2504-bis, paragraph 1, of the Italian Civil Code.

For accounting purposes, the transactions of the Company to be Incorporated will be recorded in the financial statements of the Incorporating Company as from 1 January of the financial year in which the civil law effects of the Merger occur. The tax effects will also run from the same date.

8.	TREATMENT, IF ANY, RESERVED FOR PARTICULAR CATEGORIES OF SHAREHOLDERS AND FOR HOLDERS OF SECURITIES OTHER THAN SHARES

There are no categories of shareholders or holders of securities other than shares for whom a particular treatment is provided. Consequently, no particular treatment is provided for any category of shareholders.

9.	SPECIAL BENEFITS, IF ANY, PROPOSED IN FAVOUR OF THE PERSONS RESPONSIBLE FOR THE MANAGEMENT OF THE COMPANIES PARTICIPATING IN THE MERGER

No special benefits are provided in favour of the directors of the Companies Participating in the Merger.

10.	CONDITIONS TO WHICH THE COMPLETION AND EFFECTIVENESS OF THE MERGER ARE SUBJECT

The completion of the Merger is subject to the fulfilment (or, where permitted, the waiver), by the date of execution of the deed of Merger, of the following conditions precedent:

i	the issuance of the Authorisations;

ii	the absence of any order, act, injunction and/or measure of the Authority preventing the execution of the Merger and/or that is in any event such as to materially alter the Exchange Ratio or the valuations underlying its determination;

iii	the issuance by the joint expert to be appointed pursuant to Article 2501-sexies of the Italian Civil Code of a positive opinion on the fairness of the Exchange Ratio;

iv	the approval of the Merger by the Extraordinary Shareholders’ Meetings of the Companies Participating in the Merger;

v	the non-occurrence, with reference to BMPS and/or Mediobanca, of any fact, event or circumstance between today’s date and the date of execution of the deed of Merger that has a significant negative impact on the legal relationships, the economic, balance sheet and financial position and/or the income prospects of one of the Companies Participating in the Merger and/or that is in any event such as to materially alter the Exchange Ratio or the valuations underlying its determination; and

vi	the completion of the trade union consultations pursuant to Article 47 of Law No. 428/1990, as subsequently amended and supplemented, in relation to the Merger.

It is specified that only the conditions referred to in items (ii), (v) and (vi) above may be waived by BMPS and Mediobanca with the prior written consent of both companies.

11.	RIGHT OF WITHDRAWAL

The shareholders of Mediobanca will not be entitled to the right of withdrawal pursuant to Article 2437-quinquies of the Italian Civil Code, since – as already indicated in Paragraph 5 above – upon completion of the Merger they will receive in exchange newly issued ordinary shares of BMPS that will be listed on Euronext Milan in the same way as the ordinary shares of Mediobanca outstanding at the time of their cancellation.

It is also specified that none of the cases of withdrawal provided for by Articles 2437 et seq. of the Italian Civil Code and/or by other provisions of law applies as a consequence of the Merger.

** * **

The Merger Plan will be filed at the registered offices of the Companies Participating in the Merger and will subsequently be filed – for the purposes of its registration pursuant to Article 2501-ter, paragraph 3, first sentence, of the Italian Civil Code – with the Companies’ Register of the place where the Companies Participating in the Merger have their registered offices, following the issuance by the European Central Bank and the Bank of Italy of the Authorisations for the Merger.

The documentation required by Article 2501-septies of the Italian Civil Code will be filed within the terms and in the manner provided for by law and applicable regulations.

This is without prejudice to any changes, supplements and/or updates (including numerical ones) to the Merger Plan and to the by-laws of the Incorporating Company annexed under “A”, as required or permitted by regulations and/or by public authorities, or upon registration with the competent Companies’ Register, or made by the Shareholders’ Meetings adopting the decision on the Merger, within the limits set out in Article 2502 of the Italian Civil Code.

** * **

“Annex A”: by-laws of the Incorporating Company following the Merger

** * **

Siena – Milan, 10 March 2026

Banca Monte dei Paschi di Siena S.p.A.

On behalf of the Board of Directors,

__________________________

[The Chief Executive Officer]

MEDIOBANCA – Banca di Credito Finanziario Società per Azioni

On behalf of the Board of Directors,

__________________________

[The Chief Executive Officer]

English translation for courtesy purposes only. In case of discrepancies between the Italian version and the English version of this By-Laws, the Italian version shall prevail.

BY - LAWS

of Banca Monte dei Paschi di Siena S.p.A. (“Bank”, “Company” or “BMPS”), a public limited company established as a result of Monte dei Paschi di Siena, a public-law credit institution (approval decree from the Minister of Treasury no. 721602 dated 8 August 1995), transferring its banking activities to it by a deed dated 14 August 1995 under the hand and seal of Mr. Giovanni Ginanneschi, notary public in Siena, and a supplementary deed dated 17 August 1995 by said notary public. Both deeds were filed and registered with the Court of Siena on 23 August 1995 under no. 6679.

By-Laws amended by:

•	Shareholders' Meeting resolution of 8 November 1995 (articles 6, 7 and 29);
•	Shareholders' Meeting resolution of 29 April 1998 (articles 17, 24, 27 and 30; cancellation of "Interim rule");
•	Shareholders' Meeting resolution of 31 March 1999 (articles 3, 6, 7, 9, 12, 14, 15, 16, 17, 19, 25, 27, 28, 29, 30 and 31; "Interim Rule");
•	Board of Directors meeting resolution of 15 July 1999 (article 6);
•	Shareholders' Meeting resolution of 7 June 2000 (articles 6, 7 and 9);
•	Shareholders' Meeting resolution of 13 July 2000 (articles 10, 14, 16, 17, 18, 19, 22, 23, 24, 25, 26, 27, 28, 29, 30 and 31; cancellation of "Interim rule");
•	Board of Directors meeting resolution of 30 September 2000 (article 6);
•	Board of Directors meeting resolution of 12 October 2000 (article 6);
•	Board of Directors meeting resolution of 30 November 2000 (article 6);
•	Shareholders' Meeting resolutions of 30 April 2001(articles 6 and 14);
•	Shareholders' Meeting resolutions of 20 December 2001(articles 6, 8 and 26);
•	Board of Directors meeting resolution of 20 December 2001 (article 6);
•	Board of Directors meeting resolution of 7 February 2002 (article 6);
•	Shareholders' Meeting resolutions of 30 November 2002 (article 6);
•	Shareholders' Meeting resolutions of 28 February 2003 (articles 6, 12, 13, 15, 19, 22, 23 and 32);
•	Shareholders' Meeting resolution of 26 April 2003 (article 27);
•	Shareholders' Meeting resolution of 14 June 2003 (articles 6, 31 and 33 - new; 9, 14, 15, 16, 19 and 26);
•	Shareholders' Meeting resolution of 3 December 2003 (articles 7, 16, 18, 19 and 32);
•	Board of Directors meeting resolution of 18 December 2003 (article 6);

1
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

•	Shareholders' Meeting resolution of 15 January 2004 (article 6);
•	Shareholders' Meeting resolution of 28 April 2004 (article 1);
•	Shareholders' Meeting resolution of 24 June 2004 (articles 5, 6, 7, 8, 10, 12, 13, 14,15, 17, 18 and 26);
•	Shareholders' Meeting resolution of 15 December 2005 (article 6);
•	Board of Directors meeting resolution of 7 September 2006 (article 6);
•	Shareholders' Meeting resolution of 20 June 2007 (articles 7, 9, 12, 13, 14, 15, 16, 17,19,22, 23, 25, 26 and 27; introduction to new Chapter XIV and new articles 30 and 31; consequent new numbering of following Chapters, articles and references);
•	Shareholders' Meeting resolution of 5 December 2007 (articles 18 and 26);
•	Shareholder's Meeting resolution of 6 March 2008 (article 6);
•	Board of Directors meeting resolution of 20 March 2008 (article 6);
•	Board of Directors meeting resolution of 10 April 2008 (article 6);
•	Board of Directors meeting resolution of 24 April 2008 (article 6);
•	Board of Directors meeting resolution of 2 October 2008 (article 6);
•	Shareholders' Meeting resolution of 4 December 2008 (article 15);
•	Shareholders' Meeting resolution of 25 June 2009 (article 13, 15, 17, 23 and 26);
•	Board of Directors meeting resolutions of 17 September and 15 October 2009 (article 6);
•	Shareholders' Meeting resolution of 3 December 2010 (articles 6, 10, 12, 13, 14, 15, 26 and 30);
•	Shareholders' Meeting resolution of 29 April 2011 (articles 13, 14, 17, 33 and 35);
•	Shareholders' Meeting resolution of 6 June 2011 (articles 4, 6, 18, 29, 33, 34, 35 and Chapter XIII);
•	Board of Directors meeting resolution of 7 June 2011(article 6);
•	Board of Directors meeting resolution of 16 June 2011 (article 6);
•	Board of Directors meeting resolution of 21 July 2011 (article 6);
•	Board of Directors meeting resolution of 16 December 2011;
•	Shareholders' Meeting resolution of 1 February 2012 (articles 6, 7, 28, 33 and 35);
•	Shareholders' Meeting resolution of 9 October 2012 (articles 6, 12, 13, 14, 16, 17 and 27);
•	Shareholders’ Meeting resolution of 25 January 2013 (article 6);
•	Shareholders’ Meeting resolution of 18 July 2013 (articles 9, 13, 15, 16, 17, 18, 21, 22, 26, 27);
•	Shareholders’ Meeting resolution of 28 December 2013 (article 6);
•	Shareholders’ Meeting resolution of 29 April 2014 (articles 15 and 26);
•	Shareholders’ Meeting resolution of 21 May 2014 (article 6)
•	Shareholders’ Meeting resolution of 16 April 2015 (article 6, cancellation of "Interim rule");

2
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

•	Board of Directors meeting resolution of 21 May 2015 (article 6);
•	Shareholders’ Meeting resolution of 16 April 2015 (article 12, 13, 14, 15,17 and 23);
•	Shareholders’ Meeting resolution of 24 November 2016 (article 6);
•	Board of Directors meeting resolution of 2 August 2017 (article 6);
•	Shareholders’ Meeting resolution of 18 December 2017 (articles 6, 10, 13, 14, 15, 16, 17, 18, 19, 20, 21, 23, 24, 26, 27, 28 and 33);
•	Shareholders’ Meeting resolution of 11 April 2019 (articles 17, 22, 32 (former art. 31) and the provision of the new Chapter IX and of the new article 24, consequent renumbering of the subsequent Chapter and articles and adjustments of the references to the amended articles);
•	Shareholders’ Meeting resolution of 4 October 2020 (article 6);
•	Shareholders’ Meeting resolution of 12 April 2022 (article 23);
•	Shareholders’ Meeting resolution of 15 September 2022 (articles 1, 6, 12, 13, 14, 15, 17, 18, 23, 25, 26 and 32);
•	Shareholders’ Meeting resolution of 17 April 2025 (articles 6, 14 e 15);
•	Board of Directors meeting resolution of 26 June 2025 (article 6);
•	Shareholders’ Meeting resolution of 4 February 2026 (articles 13, 14, 15, 17, 18, 20, 21, 25 e 31);
•	Shareholders’ Meeting resolution of [•] 2026 (article 6).

3
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

CONTENT

CHAPTER I

(Origin – Name - Purpose - Registered Office – Duration of the Company)

CHAPTER II

(Share Capital - Shares)

CHAPTER III

(Corporate Bodies)

CHAPTER IV

(Shareholders' Meeting)

CHAPTER V

(Board of Directors)

CHAPTER VI

(Chief Executive Officers)

CHAPTER VII

(Chairman)

CHAPTER VIII

(General Manager)

CHAPTER IX

(Health And Safety At Work - The Employer For The Protection Of Health And Safety At Work)

CHAPTER X

(Board of Statutory Auditors)

CHAPTER XI

(Fees and Reimbursement of Expenses for Directors and Statutory Auditors)

4
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

CHAPTER XII

(Outer Units)

CHAPTER XIII

(Auditing and drafting of corporate accounting documents)

CHAPTER XIV

(Financial Statements and Profits)

CHAPTER XV

(Signing Authority)

CHAPTER XVI

(Winding-up)

5
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

CHAPTER I

Origin – Name - Purpose - Registered Office – Duration of the Company

Article 1

1.	A joint stock company called “Banca Monte dei Paschi di Siena S.p.A.” which carries out banking activities has been established. The Company is entitled to use, among its trademarks, the brands of incorporated companies as well as the brands owned by such companies, provided that they appear alongside its name.

2.	The Company is the transferee of the banking business of Monte dei Paschi di Siena, a public- law credit institution, founded by the vote of the Magistrature and the Sienese people with Grand-Ducal rescript of 30 December 1622 and legally established in the form of a Foundation on 2 November 1624, for the purpose of fruitfully developing, organising and regulating, to the advantage of private citizens and public institutions of the City and State of Siena, lending activities in addition to cash advances against pledge of personal property made by the second Monte di Pietà di Siena, a public pawnbroking institution set up on 14 October 1568 and then merged into the prior Monte dei Paschi which had been founded in 1472.

3.	The banking business was transferred in accordance with Article 1 of Law no. 218 of 30 July 1990, and Articles 1 and 6 of Legislative Decree no. 356 of 20 November 1990, within the framework of the restructuring project resolved upon by the Board of Directors of Monte dei Paschi di Siena in its meeting of 31 July 1995 and approved by Ministerial Decree no. 721602 of 8 August 1995.

Article 2

1.	Pursuant to Article 61 of Legislative Decree no. 385 of 1 September 1993, in its capacity as parent company of the "Monte dei Paschi di Siena" banking group, the Company, in its function of direction and coordination, issues instructions to Group companies, for the execution of guidance received from the Bank of Italy in the interest of Group stability.

Article 3

1.	The Company's purpose is the gathering of deposits and the granting of various forms of credit in Italy and abroad, including all activities which the Transferring Institute was authorised to carry out pursuant to laws or administrative provisions.

2.	In conformity with the regulations in force, the Company may affect all banking and financial transactions and services allowed, establish and manage supplementary pension schemes as well as carry out any other transaction which is instrumental for or connected with the pursuit of the Company's purpose.

3.	The Company may make cash advances against the pledge of precious objects or commonly used articles.

6
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

Article 4

1.	The Company has its registered office in Piazza Salimbeni, 3 - Siena.

2.	The Head Office of the Company is located in Siena.

3.	The Company carries out its activities in the domestic market through head office and outer units and may, in conformity with the law, establish specific units and representative offices abroad.

Article 5

1.	The duration of the Company shall be until 2100 and may be further extended by resolution of the Extraordinary Shareholders' Meeting.

2.	Shareholders who did not participate in the approval of resolutions regarding the extension of the Company's duration shall have no right of withdrawal.

CHAPTER II

Share Capital - Shares

Article 6

1.	The Company’s share capital amounts to Euro [19,587,675,023.28 (nineteen billion, five hundred eighty-seven million, six hundred seventy-five thousand, twenty-three point two eight)] and is fully paid up.

2.	The Company's share capital is represented by no. [3,310,430,987 (three billion, three hundred ten million, four hundred thirty thousand, nine hundred eighty-seven)] ordinary shares with no par value. All shares are issued in dematerialised form.

Procedures for the circulation and legitimation of shares are governed by law.

Shareholders who did not participate in the approval of resolutions regarding the introduction or removal of constraints on the circulation of shares shall have no right of withdrawal.

3.	Shares are registered and indivisible. Each share entitles the holder to a vote.

Article 7

1.	The Shareholders' Meeting may approve increases in capital, which may also be carried out through the contribution of assets in kind or receivables, as well as the issuance of shares bearing differing rights.

2.	The extraordinary Shareholders' Meeting may approve the issuance of bonds convertible into own shares, establishing the conversion ratio as well as the terms and conditions applicable to the conversion.

7
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

Article 8

1.	In accordance with the Company’s interest and the other provisions of Article 2441 of the Italian Civil Code, the Company may reserve issuances of shares for Local Authorities in Siena, employees of the Company and the "Monte dei Paschi di Siena" Group, depositors, and other persons operating in sectors of activity which are particularly important for the economic and social development of the Province of Siena.

2.	Pursuant to Article 2349 of the Italian Civil Code, share capital may be increased also while allocating profits to employees of the Company or its subsidiaries, for an amount equal to the profits themselves through the assignment of Company shares.

3.	The payment in cash of capital quotas against shares subscribed and already paid-up for at least 25% shall be carried out at the request of the Board of Directors, with a fifteen days' prior notice.

Article 9

1.	No limits are set on the ownership of the Company’s shares.

CHAPTER III

Corporate Bodies

Article 10

1.	The Company has a management and control system in compliance with paragraphs 2 and 3 of Book V, Title V, Chapter V, Section VI bis of the Italian Civil Code which provide for a Board of Directors and a Board of Statutory Auditors according to the following articles. Statutory audits of accounts are carried out by a legally qualified Independent Auditor.

2.	The Company’s Corporate Bodies are listed below:

a)	Shareholders' Meeting;

b)	Board of Directors;

c)	Chief Executive Officer (CEO) or Chief Executive Officers (if appointed);

d)	Chairman;

e)	Board of Statutory Auditors.

8
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

CHAPTER IV

Shareholders' Meeting

Article 11

1.	A duly constituted Shareholders’ Meeting represents the entire body of shareholders and its resolutions, passed in compliance with the law and these By-Laws, are binding upon all the shareholders, including absent or dissenting shareholders.

Article 12

1.	Without prejudice to the powers of convocation established by specific legal provisions, the Shareholders' Meeting is convened by the Chairman of the Board of Directors or by the person acting on his/her behalf, as resolved upon by the Board of Directors. The Meeting is convened through notice containing indication of the day, time, location of the meeting and the list of items to be discussed as well as any further data and information established by pro-tempore applicable regulations, to be published in accordance with the time-limits and procedures provided for by law.

2.	The Shareholders’ Meeting, both ordinary and extraordinary session, shall be held in a single session.

3.	Shareholders that represent, even jointly, at least one fortieth (1/40) of the share capital may request, within the time-limits laid down by law, that the items on the agenda be supplemented, indicating the additional items proposed by them in their request, or may submit resolution proposals on items already on the agenda. In this case, the requesting shareholders must submit a report, according to the time-limits and procedures provided for by law, indicating the reasons for their request and - notwithstanding the provisions of Article 14 - must file the documents concerning their entitlement to participate in the Shareholders' Meeting, together with the request. The Chairman shall ascertain their entitlement.

Notice of any supplements to the list of items to be dealt with by the Shareholders' Meeting and of the submission of additional resolution proposals on issues already on the agenda following the request under this paragraph, is given in the same forms required for publishing the notice of call, within the time-limits laid down by law. Any integration to the list of items to be dealt with under this paragraph is not allowed for items upon which the Shareholders' Meeting resolves by law upon the directors’ proposal or on the basis of a plan or a report prepared by them other than those provided for by Article 125 ter, para. 1 of Legislative Decree no. 58/98.

4.	The Shareholders' Meeting is chaired by the Chairman of the Board of Directors or, in his/her absence or impediment, by the person replacing him/her in compliance with para. 2 of Article 23. In the event of absence or impediment of the Chairman, the Deputy Chairman or Deputy Chairmen, the Meeting is chaired by a director appointed by the attendees.

9
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

5.	The Chairman of the Meeting is responsible for ensuring that the meeting is duly constituted and verifying the attendees' identity and entitlement; he/she has the power to guide the discussion, to establish the voting procedures - anyhow by open vote - on individual cases, and to ascertain and proclaim the results of the voting, which shall be registered in the minutes.

After ascertaining that the Shareholders' Meeting has been duly constituted, it shall remain as such, even if some of the attendees subsequently leave for any reason whatsoever.

6.	The Chairman is assisted by a secretary proposed by him/her and designated by the attendees; the secretary is responsible for drawing up the minutes of the meeting, which shall report the Meeting's resolutions. The secretary is not necessary whenever the minutes are drawn up by a notary public. The Chairman chooses two scrutineers among the attending shareholders.

Article 13

1.	The Shareholders' Meeting is normally convened in Siena; it may also be convened in a location other than the registered office, as long as in Italy.

2.	Ordinary Shareholders' Meetings must be held at least once a year, within 120 days of the corporate year end.

3.	The ordinary Shareholders' Meeting shall:

a) approve the financial statements;

b) appoint the members of the Board of Directors and select the Chairman and one or two Deputy Chairmen from among them; remove directors from office;

c) appoint the Chairman and the other members of the Board of Statutory Auditors, as well as the Alternate Auditors;

d) assign the Statutory audit of accounts, upon the Board of Statutory Auditors' justified proposal, and approve its remuneration;

e) establish the remuneration of directors and Statutory Auditors, according to Article 27, and approve the remuneration and incentive policies and compensation plans based on financial instruments in favour of directors, employees and staff – who are not under a contract of employment – of the Bank, the criteria for calculating compensation to be granted in the case of early termination of the employment relationship or early termination of office, including the limits established for such compensation in terms of annual fixed remuneration, and the maximum amount deriving from their application and also has the power to resolve, when approving remuneration and incentive policies, on the proposal of the Board of Directors and with the qualified majorities provided for in Article 14, paragraph 5, point ii), a ratio between the variable and fixed components of the individual remuneration for the key personnel (personale più rilevante) that is greater than 1:1, but in any case does not exceed the maximum limit established by the relevant legislation in force at the time;

10
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

f) resolve upon the responsibilities of the directors and statutory auditors;

g) resolve upon the acquisition of equity investments in other companies, implying unlimited liability for their obligations;

h) resolve upon other matters attributed by law to the Shareholders' Meeting.

i) authorise the implementation of major transactions with related parties falling within the competence of the Board of Directors, in the event that the Board has approved these transactions despite the adverse opinion of the Committee on Related-Party Transactions;

4.	The Extraordinary Shareholders' Meeting shall:

a) resolve upon mergers, split-ups, early winding-up of the Company or extension of its duration, capital increases, and any other amendments to the By-Laws;

b) resolve upon the appointment and replacement of official receivers, their competence and any other matter assigned to its approval by law.

Article 14

1.	Shareholders with voting right who provide proof of their entitlement may participate in the Shareholders' Meetings. Shareholders with voting right may be represented by a proxy-holder during Shareholders' Meetings in compliance with the pro-tempore provisions of law. Shareholders with voting right are entitled to grant proxy also by electronic means in compliance with the procedures established by law. The proxy may be electronically notified also using the special section of the Company’s website or, as an alternative, by certified electronic mail to a special electronic address according to the procedures stated in the notice of call.

2.	The Board of Directors, when convening each Shareholders’ Meeting, whether ordinary or extraordinary, designates a representative to whom shareholders with voting right may confer, in the manner provided for by the laws and regulations pro-tempore in force and specified in the notice of call, a proxy with voting instructions on all or some of the proposals on the agenda. The proxy shall be effective only with regard to the proposals for which voting instructions have been given.

11
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

3.	The Board of Directors, with the resolution convening each Shareholders’ Meeting, whether ordinary or extraordinary, may provide, on a case-by-case basis, by indicating it in the notice of call, that participation and exercise of voting rights at the Shareholders’ Meeting by the shareholders must take place exclusively by granting proxy (or sub-delegation) with voting instructions on all or some of the proposals on the agenda, to the representative designated by the Bank referred to in the preceding paragraph, in the manner and in accordance with the provisions of the notice of call in compliance with the laws and regulations pro-tempore in force.

4.	The Ordinary Shareholders' Meeting is duly constituted irrespective of the portion of share capital being represented by the shareholders in attendance.

5.	The Ordinary Shareholders’ Meeting resolves by absolute majority of the votes, except for:

i)           the appointment of the members of the Board of Directors and of the Board of Statutory Auditors, who are nominated according to the procedures referred to in Articles 15 and 25, respectively;

ii)          for resolutions concerning the proposal to set a limit on the ratio between the variable and fixed components of the individual remuneration for key personnel (personale più rilevante) exceeding 1:1, in accordance with the regulations in force at the time, which must be approved:

-	with the favourable vote of at least two-thirds of the share capital represented at the Shareholders' Meeting, if the Shareholders' Meeting is constituted with at least half of the share capital;

-	with the favourable vote of at least three-quarters of the share capital represented at the Shareholders' Meeting, if the Shareholders' Meeting is constituted with less than half of the share capital;

-	or with the different qualified majority provided for by the pro-tempore legislation in force.

6.	The Extraordinary Shareholders' Meeting is duly constituted when the percentage of the share capital required by law for the extraordinary shareholders’ meeting in single session is represented and resolves with the favourable vote of the majority of the share capital represented at the meeting required by law for the extraordinary shareholders’ meeting in single session.

7.	In order to calculate the majority and the percentage of capital required for approval of the resolution, shares for which the voting right cannot be exercised or shares for which the voting right has not been exercised following the declaration of abstention by the party with voting rights due to conflict of interests are not calculated.

12
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

8.	If during an Ordinary Shareholders’ Meeting a bank foundation – according to the findings of the Chairman of the Shareholders’ Meeting during the course of the meeting and immediately before each voting - is able to vote, on the basis of the shares held by the parties in attendance, by majority of the shares present and entitled to vote, the Chairman takes due note of this situation and debars the bank foundation from voting with respect to the resolution concerning said situation, limited to a number of shares representing the difference plus one share between the number of ordinary shares held by said foundation and the overall amount of ordinary shares held by the remaining parties who are present and entitled to vote when the voting takes place.

9.	Subject to the provisions of the previous paragraphs, the Ordinary or Extraordinary Shareholders’ Meeting passes resolutions, with the favourable vote of the majority of the voting non-related shareholders, when it is called to resolve upon proposals concerning:

a) transactions as per art. 13, paragraph 3, letter i) of these By-Laws,

or

b) major transactions with related parties falling within the competence of the shareholders' meeting submitted to the Shareholders' Meeting should the Committee on Related-Party Transactions issue an adverse opinion.

CHAPTER V

(Board of Directors)

Article 15

1.	The Board of Directors is composed of a number of members established by the Ordinary Shareholders' Meeting which cannot be less than nine (9) or more than fifteen (15). Subject to removal from office, no BMPS director shall be entitled, at the same time, to hold the office of director or of member of the council of management or the supervisory board of competitor banks, which do not belong to the BMPS Group, have a banking license issued by the supervisory authority and operate in the markets of bank funding or ordinary credit in Italy. In the event that a BMPS director accepts to hold one of the above-mentioned offices, he/she must promptly notify the BMPS Board of Directors which will declare his/her prompt removal from office. Directors' term of office is three years and expires on the day of the shareholders' meeting called to approve the financial statements of the most recent financial year of their term. Directors may be re-appointed and are elected according to the list voting system, as follows.

13
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

2.	The Board of Directors is appointed on the basis of lists submitted by the shareholders or by the outgoing Board of Directors in accordance with the following paragraphs. The candidates - to be indicated possibly in a higher number than those to be elected, in order to have possible candidates to be selected in the event of co-optation during the term of office, and in any case in the number provided for by current legislation in the case of a list submitted by the outgoing Board of Directors - are listed by consecutive number. Each list must contain and specifically indicate at least two candidates - or the only candidate or at least a third (or the higher percentage provided for by the laws, regulations and the Corporate Governance Code pro-tempore in force) of the present candidates in case of lists where there are more than six (6) candidates - who meet the independence requirements established by provisions of laws and regulatory pro-tempore in force and the further independence requirements established by the Corporate Governance Code. In the event that the mentioned quota of one-third (or the higher percentage provided for by the laws, regulations and the Corporate Governance Code pro-tempore in force) does not correspond to a whole number of candidates, this number shall be rounded up.

3.	Lists must include candidates of both gender in compliance with pro-tempore applicable legislation regarding gender balance. The lists submitted by the shareholders must be filed at the Company's registered office at least twenty-five days, and any list submitted by the outgoing Board of Directors at least forty days, prior to the date set for the Shareholders' Meeting. The lists submitted are published in accordance with pro-tempore applicable regulations.

4.	Each shareholder may submit or contribute to the submission of one list only, in compliance with the provisions of the ninth paragraph of this article, and each candidate may stand for election in one list only, under penalty of ineligibility.

5.	Only shareholders that, either individually or together with other shareholders, collectively hold shares representing at least 1 (one) % of the Company's share capital with voting rights at the Ordinary Shareholders’ Meeting or a different percentage required by applicable regulations are entitled to submit lists. In order to prove ownership of the number of shares required for submission of lists, shareholders who submitted the lists must submit and/or send the documentation proving ownership of the minimum shareholding required to submit lists to the Company's registered office, when filing the lists or at a later date but within the term provided for the publication of the lists. Ownership is determined by taking into account the shares registered to the shareholder on the date on which the lists are filed.

The outgoing Board of Directors shall also have the right to submit its own list of candidates, acting with the majorities required by law, in compliance with the procedures and obligations provided for by law.

14
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

6.	Each list shall be filed at the Company's registered office, within the deadline for their filing, together with the documents specified in the notice calling the meeting, including: (i) declarations by the candidates in which they accept their candidacy and certify, under their own responsibility, that there are no reasons for ineligibility and incompatibility, as well as the fact that they meet the requirements and compliance with the suitability criteria prescribed for the office as laid down by pro-tempore law and regulations in force and by the By-Laws; (ii) declarations by the candidates indicated as independent in the list certifying that they meet the independence requirements pursuant to foregoing para. 2; (iii) the curricula vitae showing the personal and professional characteristics of each candidate, indicating the management and control positions held in other companies and (iv) any other declaration that may be required by the legislation, including regulations, pro-tempore in force. In particular, the candidates must declare that they do not hold the office of director or of member of the Council of management or the supervisory board of competitor banks, which do not belong to the BMPS Group, have a banking license issued by the supervisory authority and operate in the markets of bank funding or ordinary credit in Italy. Lists submitted that do not comply with the statutory provisions cannot be voted. The lack of documentation relating to an individual candidate on a list does not automatically result in the exclusion of the entire list, but of the candidate concerned.

7.	Each shareholder entitled to vote may vote only one list. The Board of Directors is elected - without prejudice to any further obligations and restrictions provided for by current legislation in the event of participation in the vote on a list presented by the outgoing Board of Directors, including individual voting on each candidate by the Shareholders’ Meeting as a whole, including shareholders who did not vote for the list submitted by the outgoing Board of Directors, having cast their vote for a list other than the latter or having abstained or not participated in the vote in any case - as follows:

7.1	The votes obtained by each list are divided subsequently by one, two, three, four and so on up to the number of directors to be elected. The quotients obtained are assigned to the candidates of each list according to order of progressive listing. Based on the quotients assigned the candidates are listed in a single decreasing order, and the first candidates up to the number of members to be elected are considered elected, provided that the list with the highest number of votes must in any case provide a number of Directors not less than half plus one, or the smallest number of Directors that exhausts all the candidates indicated on that list, of the total number of those to be elected, with the consequent obligation to scroll through the ranking, if this limit is not respected. In any case, at least two (2) Directors must be drawn from the minority list or lists.

15
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

7.2	If the list submitted by the outgoing Board of Directors obtains the majority of votes, as many directors as necessary will be drawn from such list, in accordance with the procedures provided for by current legislation, so that from the other lists that have obtained fewer votes, a number of directors shall be drawn on the total number of members of the Board of Directors to be elected in accordance with the criteria set forth below, without prejudice for the limit of half minus 1 (one) of the directors to be elected:

i)          if the total votes obtained by the other lists – not higher than two in order of votes obtained at the Shareholders’ Meeting – do not exceed 20 (twenty) % of the total votes cast, such lists will have the right to appoint members of the board of directors in proportion to the votes obtained by each list and for an amount not lower than 20 (twenty) % of the total components of such body;

ii)          if the total votes obtained by the other lists at the Shareholders’ Meeting, in a number not higher than two, exceeds 20 (twenty) % of the total votes cast, the components of the new board of directors to be appointed by the minorities shall be assigned in proportion to the votes obtained by the minority lists which obtained a percentage of vote not lower than 3 (three) %. With the aim of calculating the assignment of the directors in accordance with the above criteria, the votes of the lists which obtained less than 3 (three) % will be proportionally allocated to the minority lists which exceeded such threshold.

7.3	When applying the quotient method referred to in point 7.1 and point 7.2 above, if several candidates have obtained the same quotient, the candidate of the list that has not yet elected a director or that has elected the lowest number of directors shall be elected.

If none of these lists has elected a director or if all of them have elected the same number of directors, the candidate of the list that has obtained the highest number of votes shall be appointed among these lists. In the event of equal number of votes and quotients, the entire Ordinary Shareholders’ Meeting shall hold a new voting and elect the candidate obtaining the simple majority of the votes.

However, also notwithstanding the foregoing provisions, at least one director must be drawn from the minority list which has obtained the highest number of votes and is in no way linked, either directly or indirectly, with the parties that submitted or voted the list ranking first by number of votes.

7.4	If, as a result of the voting, at least one third (or the higher percentage provided for by the laws, regulations and the Corporate Governance Code pro-tempore in force) of the directors that meet the independence requirements provided for by previous paragraph 2 have not been appointed, the required number of last non-independent directors shall be replaced with independent candidates - drawn from the same lists of the replaced candidates - who have obtained the highest quotient.

The candidate replaced for the purpose of allowing the appointment of the minimum number of independent directors shall in no case be drawn from the minority list which obtained the majority of votes and no way be linked, directly or indirectly, with the parties that submitted or voted the list which obtained the majority of votes. In this case, the non-independent candidate which ranked last but one by quotient achieved shall be replaced.

16
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

7.5	In addition, if application of the foregoing procedures does not ensure compliance with pro-tempore current regulations on gender balance, the quotient of votes to be assigned to each candidate from the lists shall be calculated by dividing the number of votes obtained by each list by the progressive number of listing of each candidate. The candidate of the most represented gender with the lowest quotient among the candidates taken from all the lists is replaced by the candidate of the least represented gender who has obtained the highest quotient in the same list as the replaced candidate. If candidates from different lists have obtained the same quotient, the candidate of the list with the highest number of directors, or the candidate from the list with the lowest number of votes or, at a parity of votes, the candidate obtaining the lowest number of votes from the Shareholders’ Meeting during a specific voting, shall be replaced.

7.6	In the event of application of the above procedures, should the number of Directors necessary to comply with the minimum number of independent Directors and of Directors of the least represented gender not be appointed due to an insufficient number of independent directors or of the least represented gender, the Shareholders’ Meeting shall appoint the missing Directors by resolution approved by simple majority on the basis of the candidatures proposed, there and then, primarily by the parties that submitted the list of the candidate or candidates to be replaced.

8.	With respect to the appointment of the Directors who were not appointed for any reason whatsoever in compliance with the procedure provided for herein, the Shareholders’ Meeting shall resolve pursuant to and with the majorities provided for by law, without prejudice to the criteria envisaged by pro-tempore legislation in force and by the By-Laws with regard to independent directors and gender balance.

9.	The members of the Board of Directors must be suitable for the performance of their duties and, to this end, must meet the requirements and comply with the criteria of suitability and with the limits on the number of offices as well as devote the time necessary for the effective performance of their duties as provided by the - national and supranational - laws and regulations pro-tempore in force.

10.	In order to replace any Directors terminating their office during their term, the provisions of law shall apply, in accordance with the criteria envisaged by legislation pro-tempore in force and by the By-Laws with regard to independent directors and gender balance. If the majority of Directors terminates office, the whole Board of Directors shall be deemed to have resigned, with effect from the date it is re-established. Directors may be revoked by the Shareholders' Meeting at any time, subject to the Director’s right to compensation for damages, if his/her revocation is without just cause.

17
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

In the event of co-optation pursuant to Article 2386 of the Italian Civil Code, without prejudice to compliance with the criteria on independent directors and gender balance, set forth by pro-tempore legislation in force and the By-Laws, the Board of Directors proceeds to select the co-opted person:

(a)	freely choosing the most suitable candidate, in relation to the knowledge, skills and experience deemed necessary by the Board of Directors, as at the date of co-optation in the event that the replacement regards a Director elected from the list from which the majority of directors were drawn;

(b)	choosing the first candidate among those not elected or, if this is impossible for any reason whatsoever, proceeding to scroll through those not elected, in the case of the replacement of Directors elected from a list that has expressed a minority of the directors;

(c)	where there are no candidates available on the minority list that nominated the outgoing director, selecting them from any other minority lists submitted at the time, again following the same rolling criterion;

(d)	where the criterion referred to in point (c) above is not applicable, the Board of Directors may select the co-opted person - having the knowledge, skills and experience deemed necessary by the Board of Directors at the time of co-optation - from outside the lists submitted at the time, in compliance with the criteria envisaged by the pro-tempore legislation in force and by the By-Laws with regard to independent directors and gender balance.

Article 16

1.	As a rule, the Board of Directors meets at the Head Office normally once a month, when convened by the Chairman, or, upon motivated request by at least three Board members, indicating the items to be discussed. The Chairman sets the agenda accordingly. The Board of Directors may also be convened by the Board of Statutory Auditors, or by each member of the Board of Statutory Auditors separately, prior written notice to the Chairman of the Board of Directors.

2.	The meeting is convened through notice by any mean of communication with notice of receipt, which must indicate the place, date, time and items to be discussed, at least five (5) days prior to the date scheduled for the meeting and, in case of an emergency, or in relation to integrations to the Agenda, at least twenty four (24) hours prior to the date set for the meeting. Notice is given to the Statutory Auditors in the same manner.

3.	The Board of Directors' meeting is duly constituted if at least the majority of its members is present.

18
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

4.	The General Manager attends the Board meetings without the right to vote.

5.	Resolutions are taken by the majority of those present.

6.	The Board of Directors appoints a Secretary chosen among the Company's Executives, upon the Chairman's proposal.

7.	Minutes of each Board meeting are drawn up.

8.	Directors are entitled to attend Board meetings also by using teleconference and videoconference systems provided that all the attendees:

a)	may be identified;

b)	may follow the debate and intervene in the discussion of the items in real time;

c)	may exchange documentation regarding the items.

The meeting of the Board is deemed to be held in the venue indicated in the notice of call.

Article 17

1.	The Board of Directors holds all powers of ordinary and extraordinary management in order to achieve the company purpose, with the exception of the powers assigned to the Shareholders' Meeting according to the law, and of any other matter submitted to the Board by the Chairman and the Chief Executive Officer or the Chief Executive Officers. Pursuant to Article 2365, para. 2, of the Italian Civil Code, the Board of Directors resolves upon any mergers as provided for by Articles 2505 and 2505-bis of the Italian Civil Code, the establishment or closing of secondary offices and any adjustments to the By-Laws in order to comply with regulations.

2.	In addition to the provisions of Article 2381, para. 4 of the Italian Civil Code, the Board of Directors has exclusive responsibility, which may not be delegated, for:

a) defining and approving the business model, strategic guidelines integrated with environmental, social and governance sustainability profiles for the Company and the Banking Group to which it belongs and approving the respective business and financial plans as well as the strategic transactions and providing for their periodic review;

b) monitoring the correct and consistent implementation of the guidelines and plans as per a) into the management of the Company and of the Banking Group;

c) establishing the Company’s organisational guidelines and approving its organisational structure, monitoring their adequacy over time, as well as approving and modifying its main internal regulations;

19
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

d) defining and approving risk governance objectives and policies, as well as the process of risk reporting, management and assessment over time;

e) defining and approving the guidelines of the internal control system and verifying its adequacy, consistency, functioning, efficiency and effectiveness in compliance with pro-tempore supervisory regulations in force on the matter;

f) approving the policies and processes for the assessment of company assets and particularly financial instruments, verifying their constant adequacy;

g) approving the accounting and reporting system;

h) taking general responsibility for setting guidelines for and controlling the information system;

i) drawing up guidelines for the organisation and operation of the Banking Group, by establishing criteria to co-ordinate and manage the subsidiaries belonging to the Banking Group as well as for the implementation of Bank of Italy's instructions;

j) if the Shareholders' Meeting has not already done so, elect, from among its members - at the first meeting following that Shareholders' Meeting - the Chairperson and one or two Deputy Chairpersons, one of whom shall be the Acting Deputy Chairperson;

k) appointing the General Manager, as well as resolving upon his/her revocation, suspension, removal and termination as well as upon the determination of his/her remuneration;

l) resolving upon rules concerning the legal and economic conditions of staff, including salary scales and allowances thereof, and any other rule which must be approved according to the law;

m) preparing the financial statements and submitting them to the Shareholders' Meeting;

n) approving, upon the General Manager’s proposal, the appointment of one or more Executives as Deputy General Manager of the Company and indicating from year to year, which one shall be the Acting Deputy General Manager, and taking any measure in relation to their remuneration and legal status;

o) approving the appointment and the revocation of the Manager in charge of Internal Audit, Compliance and risk control and anti-money laundering after hearing the Board of Statutory Auditors and adopting all measures relating to their legal and economic status, as well as the appointment and revocation of other Heads of the Main Functions, as defined by the legislation pro-tempore in force, for required to be appointed by the Board of Directors;

20
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

p) resolving upon the appointment and revocation of the Employer for the purposes of protection of health and safety at work, on the basis of the criteria provided for by law;

q) resolving upon the establishment of committees with advisory and proposal-making duties towards the Board;

r) approving the acquisition and disposal of strategic equity investments in companies, or those which in any event involve changes to the Banking Group, subject to the provisions of Article 13, para. 3, letter g), and the purchase and disposal of business units;

s) approving the budget on a yearly basis;

t) resolving on the establishment or the closing of secondary offices;

u) resolving on the reduction of share capital in the event of withdrawal by shareholders;

v) ensuring that the executive in charge of drafting the corporate accounting documents has the appropriate powers and means to fulfill his/her duties pursuant to the law, and that the administrative and accounting procedures are actually complied with;

w) passing resolutions on major transactions with related parties or on minor transactions falling within the discretionary powers of the Board;

x) approving major transactions with related parties falling within the competence of the Board of Directors in the presence of an adverse opinion of the Committee on Related-Party Transactions and submitting to the Shareholders' Meeting the major transactions with related parties falling within the competence of the Shareholders' Meeting in the presence of an adverse opinion of the Committee on Related-Party Transactions for the purposes of implementing the resolutions as per Article 14, para. 9 of this By-Laws;

y) supervising the public disclosure and bank communications process.

It also necessarily falls to the Board of Directors exclusively to exercise all other powers assigned to it as non-delegable by the pro-tempore legal and regulatory provisions in force.

3.	The Board of Directors promptly reports to the Board of Statutory Auditors on the business activities carried out and on the main economic and financial transactions carried out by the Company, also through its Delegated Bodies, and by its subsidiaries; in particular, it reports on any transactions in which the Directors have an interest on their own account or on behalf of third parties. This report is made verbally, at least on a quarterly basis, when the Board of Directors meets or by written notice to the Board of Statutory Auditors. The obligation of each Director to inform the other directors and the Board of Statutory Auditors of any interest he/she may have in a specified transaction of the Company on his/her own account or on behalf of third parties and to refrain from any resolutions in which he or she has a conflict of interest, on their own behalf or on behalf of a third party, pursuant to the applicable legislation, remains unaffected.

21
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

4.	The Committees required under pro-tempore current regulations must be established within the Board of Directors, which have advisory and proposal-making duties. They are composed of a number between three (3) and five (5) non-executive mainly independent directors (except to the extent provided by letter d) that follows); if there are directors elected by the minority shareholders, one of them must be part of at least one committee.

If the Board of Directors' list receives the majority of votes at the Shareholders' Meeting, the Chairperson of the Risk and Sustainability Committee must be chosen from among the independent Directors elected who were not drawn from the list of the outgoing Board of Directors.

The committees carry out their activities in compliance with special regulations approved by the Board of Directors; supervisory regulations and the Corporate Governance Code pro-tempore in force. Specifically, the following are established within the Board of Directors:

a) a Remuneration Committee that carries out in particular the following tasks:

i)	submitting, to the Board, proposals for the remuneration of the chief executive Officers and of the other directors holding special offices, as well as of the General Manger, and monitoring application of the resolutions adopted by the Board;

ii)	periodically assessing the criteria adopted for the remuneration of executives with strategic responsibilities, monitoring their application and submitting general recommendations on the matter to the Board of Directors;

b) a Risks and Sustainability Committee with the main function of supporting the Board of Directors:

i)	in fulfilling its tasks to define the guidelines of the internal control and risk governance system and assess that the internal control and risk governance system is adequate, effective and properly functioning, as well as to approve the company asset assessment policies and processes;

ii)	in Sustainability assessments and decisions, in the analysis of issues relevant to the generation of long-term value, in the assessment of the suitability of - financial and non-financial - periodic information to correctly represent the Company's business model, strategies, the impact of its activities, and the performance achieved;

iii)	for the approval of periodic financial and non-financial reports;

22
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

c) an Appointment Committee with the following main tasks:

i)	supporting the Board of Directors in the process of appointing directors, proposing, in the case provided for by Article 2386, first paragraph, of the Italian Civil Code, candidates for the office of director;

ii)	supporting the Board of Directors in processes of self-assessment and verification of the existence of requirements and compliance with suitability criteria, as well as of defining top management succession plans;

iii)	submitting proposals to the Board of Directors for the appointment of the Chief executive Officer;

d) a Committee on Related-Party Transactions, exclusively made up of Independent Directors, with at least advisory functions in the field of transactions with related parties.

The above-mentioned Committees shall also be entitled to all the tasks and the functions assigned to them by the pro-tempore legal and regulatory provisions in force.

Article 18

1.	The Board of Directors may propose amendments, if any, to the By-Laws to the Shareholders' Meeting.

2.	If the Shareholders’ Meeting has not done so, at the first meeting following the Shareholders' Meeting, the Board of Directors shall elect from among its members a Chairperson and one or two Deputy Chairpersons, one of whom shall be the Acting Deputy Chairperson. The Board of Directors may also appoint one or more Chief Executive Officers, establishing the limits of their authority and the procedure for exercising it.

3.	The Board of Directors may furthermore delegate lending and ordinary management powers to the General Manager, Management Committees, Executives, Senior-Middle-Junior Managers and Branch Managers.

4.	The Board of Directors may grant powers to individual Directors for specific acts or individual transactions.

5.	The decisions taken by the delegates shall be brought to the attention of the Board of Directors in the manner established by the latter. In any case, the delegates report to the Board of Directors and to the Board of Statutory Auditors, at least on a quarterly basis, on the overall trend of management and on its expected development as well as on major transactions, given their size or features, carried out by the Company or by its subsidiaries.

6.	The Board of Directors determines the limits for exercising the powers set forth in following Article 21, first paragraph letter d), as well as the procedures for reporting any suits involving the Company to the Board.

23
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

7.	The Board of Directors may also grant powers of representation and powers of signature both personally to individuals and to the positions existing in all of the Company's organisation units, and determine the extent and the limits, also geographically, of such powers from time to time.

Article 19

1.	In addition to complying with the provisions of Article 136 of Legislative Decree no. 385 of 1 September 1993, the members of the Board of Directors must inform the Board of Directors and the Board of Statutory Auditors of any business in which they are personally involved or which relates to entities or companies of which they are directors, auditors or employees, except for companies of the MPS Group and they shall refrain from any resolutions in which they have a conflict of interest, on their own behalf or on behalf of any third party, pursuant to the applicable legislation.

CHAPTER VI

Chief Executive Officers

Article 20

1.	The Chief Executive Officer (CEO) or the Chief Executive Officers exercise their functions within the limits of the powers assigned to them and according to the procedures established by the Board of Directors.

2.	In the case of absence or impediment of the Chairman or of the Deputy Chairman pursuant to para. 2 of Article 23, the powers in cases of urgency, which must be exercised according to the time-limits and procedures as per para. 1 letter c) of Article 23, are assigned to the Chief Executive Officer or Chief Executive Officers, also separately.

CHAPTER VII

Chairman

Article 21

1. The Chairman:

a)	is vested with general representation of the Company before third parties;

b)	calls and chairs the Shareholders' Meeting; calls and chairs the Board of Directors' meetings;

c)	if necessary and in urgent cases may take decisions with regard to any business or transaction falling under the Board of Directors' competence, with the exception of those reserved to the latter’s exclusive authority. Such decisions must be taken upon the binding proposal of the General Manager and/or Chief Executive Officer, if appointed. Such decisions must be brought to the attention of the competent body at the first subsequent meeting;

24
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

d)	upon proposal of the General Manager, promotes and upholds any suits involving the Company, at all levels of jurisdiction and before any Court or arbitrator, with the authority to abandon them, to withdraw from any actions and proceedings, and to accept similar withdrawals from other parties involved;

e)	appoints solicitors and attorneys with special power in all law-suits and before any judicial, administrative, special or arbitral court, which may somehow involve the Company;

f)	grants special powers of attorney to employees or third parties, also for questionings, third-party statements and suppletory or decisory oaths;

g)	promotes the effective functioning of corporate governance, ensures the balance of powers with special reference to the delegated bodies and acts as interlocutor for the internal control bodies and the internal committees.

2.	In the case of absence or impediment of the Chairman, the authority and powers conferred upon him/her are exercised by the Deputy Chairman or, if two Deputy Chairmen are appointed, by the Acting Deputy Chairperson. The Board of Directors designate the Acting Deputy Chairperson, during the first Meeting following the appointment of the two Deputy Chairpersons by the Shareholders' Meeting or at the same meeting of the Board of Directors which appointed the two Deputy Chairmen. In the case of absence or impediment of the Acting Deputy Chairperson, the Chairman's powers and authority are exercised by the other Deputy Chairman.

3.	The signature of the Deputy Chairman or, in the case of appointment of two Deputy Chairmen, the signature of the Deputy Chairman designated by the Board of Directors as Acting Deputy Chairperson in accordance with the provisions of the foregoing para. 2 or, in the case of absence or impediment of the latter, the signature of the other Deputy Chairman is full evidence of the absence or impediment of the Chairman or the Acting Deputy Chairperson designated by the Board of Directors, before third parties.

CHAPTER VIII

General Manager

Article 22

1.	The General Manager, in addition to the duties assigned to him/her by these By-Laws, to the powers granted to him/her by the Board of Directors and to any other duties within his/her competence:

a)	has the power to sign all documents relating to current business, oversees the Company’s organisational structure and is responsible for it;

25
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

b)	carries out all transactions of ordinary business which are neither specifically reserved (i) to the Board of Directors, nor delegated by the Board to the Chief Executive Officer or Chief Executive Officers, or (ii) to the Employer for the protection of health and safety at work;

c)	makes reasoned proposals to the competent governing bodies with regard to lending operations, the co-ordination of the Banking Group, personnel matters and general expenses; submits reasoned reports to these governing bodies on any other matter falling under their authority;

d)	ensures that the resolutions taken by the Board of Directors and Chief Executive Officer/Officers are implemented, and that the activities of the subsidiaries belonging to the Group are coordinated, in accordance with the criteria and general guidelines established by the Board of Directors pursuant to Article 17, second paragraph, letter i);

e)	allows the cancellation of mortgage registrations, transcriptions, liens and any other formalities thereof, the subrogations in favour of third parties and the release of liens once secured credit is fully paid-off or non-existent;

f)	is the head of personnel and exercises, in respect of personnel, the functions assigned to him/her by labour laws and regulations.

Article 23

1.	In order to fulfill his/her duties and exercise his/her powers, or any powers delegated to him/her, the General Manager is assisted by the Deputy General Managers and Executives. In exercising their own, delegated or sub-delegated powers in relation to lending and ordinary management powers the General Manager, the Deputy General Managers, Executives may also avail themselves of the assistance of Managers and Branch Managers, on the basis of the office held.

2.	In order to facilitate the smooth performance of operations both at the Head Office and the Branches, the General Manager - again to fulfill his/her duties and exercise his/her powers or any powers delegated to him/her - may delegate signing authority, either jointly or severally, to the employees stated in the second paragraph of Article 32, and may also grant special power of attorney to third parties for carrying out individual transactions or signing specific deeds and contracts.

3.	In the case of absence or impediment, the General Manager is replaced by the Deputy General Manager. The Acting Deputy General Manager's signature is full proof of the General Manager's absence or impediment before third parties.

26
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

CHAPTER IX

HEALTH AND SAFETY AT WORK - THE EMPLOYER FOR THE PROTECTION OF HEALTH AND SAFETY AT WORK

Article 24

1.	The Board of Directors is responsible for appointing and revoking the Employer for the protection of health and safety at work pursuant to Legislative Decree no. 81 of 9 April 2008, as subsequently amended, as well as any other legislation that may regulate the same matter.

2.	The Employer for the protection of health and safety at work is the person with specific and proven technical skills who, according to the type and structure of the organisation in which the worker operates, due to the organisation of the functions he/she performs for the protection of health and safety at work, is responsible for the organisation of the same.

3.	The Employer has the broadest and most autonomous decision-making, organisational and spending powers, also with respect to the workers and their activities, for ensuring the proper implementation of obligations, provided for by legal and regulatory provisions, regarding the protection of safety and health in the workplace.

4.	The Employer informs the Board of Directors of the implementation of the relevant obligations and manages, within its competence and with full decision-making autonomy, without spending limits, any necessary plan or action relating to organisation, real estate and human resources.

5.	In addition to the duties established by the Law and by these By-Laws, and any other duties within his/her area of competence, the Employer - as the person responsible for the organisation of the Company in the area of health and safety at work - with full decision-making, spending and operational autonomy:

a)	defines, implements and controls the necessary strategies to make the Company's organisational model effective for meeting the obligations to protect health and safety in the workplace, identifying and implementing the general measures to protect the health, hygiene and safety of workers in the workplace, also in terms of prevention;

b)	defines, implements and supervises the processes and activities of the Company to provide the entire Company with all the appropriate means for the protection of the safety and health of workers in order to ensure full compliance with the corporate obligations to implement hygiene and prevention measures and the related controls, ensuring full and timely compliance and scrupulous adherence by the Company and all workers to the rules on safety and hygiene at work;

27
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

c)	manages working relationships with exclusive regard to the protection of health and safety in the workplace;

d)	may delegate his/her duties with the contents and within the limits provided for by law.

CHAPTER X

Board of Statutory Auditors

Article 25

1.	The Board of Statutory Auditors is composed of three Statutory Auditors and two Alternate Auditors. This body supervises compliance with the law, regulations and By-laws, proper administration, and the adequacy of the organizational and accounting structures of the Company.

2.	Statutory Auditors remain in office for three financial years and their term expires on the date of the Shareholders' Meeting called to approve the financial statements of the most recent financial year of their term; they may be re-elected.

3.	The members of the Board of Statutory Auditors are appointed on the basis of lists submitted by the Shareholders, in compliance with the following paragraphs. The lists are divided into two sections: one for the appointment of the Statutory Auditors and one for the appointment of the Alternate Auditors. The candidates must be listed by progressive number and their number must not exceed the number of members to be elected. The lists with a number of candidates equal to or above three must include candidates of different gender in the first two places of the list under the section of the candidates for the office of Statutory Auditors, as provided for in the notice of call of the Shareholders’ Meeting, in compliance with regulation, including regulatory, pro-tempore in force on gender balance. If the section of the alternate Auditors of the above lists has two candidates, they must be of different gender.

4.	Without prejudice to any different deadlines established by law, the lists submitted by the shareholders must be filed at the Company's registered office at least twenty-five days prior to the date set for the Shareholders’ Meeting and published in accordance with pro-tempore applicable regulations.

5.	Each shareholder may submit or contribute to the submission of one list only, in compliance with the provisions of paragraph 11 of this article. Each candidate may stand for election in one list only, under penalty of ineligibility.

6.	Without prejudice to any different percentage established by law, only shareholders that, either individually or together with other shareholders, collectively hold shares representing at least 1% of the Company's share capital with voting rights at the Ordinary Shareholders’ Meeting, or a different percentage required by applicable regulations are entitled to submit lists.

28
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

7.	Each list shall be filed at the Company's registered office, within the deadline for their filing, together with the documents specified in the notice calling the meeting, including (i) information concerning the identity of the shareholders who submitted the lists, indicating the total shareholding percentage, in addition to the certificates proving ownership of the shareholding; this right shall be determined taking into account the shares registered to the shareholder on the date on which the lists are filed; (ii) declarations by the candidates in which they accept their candidacy and certify, under their own responsibility, that there are no reasons for ineligibility and incompatibility, including the limits on the number of offices that may hold as per the following para. 11, as well as the fact that they meet the requirements and the suitability criteria prescribed for the office which may be laid down by pro-tempore applicable law and regulations and By-Laws; (iii) the curricula vitae showing the personal and professional characteristics of each candidate, indicating the management and control positions held in other companies and (iv) any other declaration that may be required by law, including regulations, pro-tempore in force. In addition, in the case of submission of a list by shareholders other than those holding, also jointly, a controlling interest or a relative majority share, the list must also be provided with a statement of the shareholders submitting it, proving that there are no connections, as defined by pro-tempore applicable laws and regulations, with the shareholders holding, also jointly, a controlling interest or relative majority share. Lists submitted that do not comply with the statutory provisions cannot be voted. The lack of documentation relating to an individual candidate on a list does not automatically result in the exclusion of the entire list, but of the candidate concerned. The documentation proving ownership of the minimum shareholding required to submit lists may be produced after the filing of the lists but within the term provided for the publication of the lists.

If, upon the deadline scheduled for the filing of the list, only one list, or only the lists submitted by shareholders who - according to laws and regulations pro-tempore in force – are connected with one another, has/have been filed, other lists may be submitted until the subsequent deadline provided for by regulations pro-tempore in force. In this case, the percentages for the submission of the lists as provided for by the foregoing paragraph 6 are reduced by half.

8.	Each shareholder entitled to vote may vote only one list. The members of the Board of Statutory Auditors are appointed as follows:

a)	the first two candidates of the list which has obtained the majority of votes and the first candidate of the list ranking second by number of votes which is not related, directly or indirectly, pursuant to pro-tempore applicable laws and regulations, to the parties who submitted or voted the list ranking first by number of votes shall be elected as Statutory Auditors;

29
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

b)	the first candidate of the list which has obtained the majority of votes and the first candidate - or the second candidate if the first is of the same gender as the first candidate of the list which has obtained the highest number of votes - of the list ranking second by number of votes which is not related, directly or indirectly, pursuant to pro-tempore applicable laws and regulations, to the parties who submitted or voted the list ranking first by number of votes shall be elected as Alternate Auditors;

c)	in the case of parity of votes between the first two or more lists, the Shareholders' Meeting shall hold a new voting, voting only the lists with equal votes. The same rule shall apply in the case of parity between the lists ranking second by number of votes which are not related, directly or indirectly, pursuant to pro-tempore applicable laws and regulations, to the parties who submitted or voted the list ranking first by number of votes;

d)	if an elected candidate cannot accept the appointment, the first non-elected candidate in the list of the candidate who did not accept shall be appointed;

e)	the Statutory Auditor taken from the list ranking second by number of votes which is not related, directly or indirectly, pursuant to pro-tempore applicable laws and regulations, to the shareholders who submitted or voted the list ranking first by number of votes shall be elected Chairman, provided that he/she possesses the specific professional requirements required by the pro-tempore laws and regulations in force.

In the event only one list has been submitted: (i) the Shareholders' Meeting shall vote on such list; (ii) if the list obtains the majority required by law for an ordinary shareholders’ meeting, subject to compliance with the gender balance principle provided for by pro-tempore applicable legislation, the candidates indicated in progressive order in the section relating Statutory Auditors shall be elected as Statutory Auditors and the candidates indicated in progressive order in the section relating to the Alternate Auditors shall be elected as Alternate Auditors; and (iii) the Chair of the Board of Statutory Auditors shall be held by the person indicated in first place in the section relating to candidates for the office of Statutory Auditor on the single list submitted, provided that such person meets the specific professional requirements required by the pro-tempore laws and regulations in force.

In the event of death, resignation or termination of the Chairman of the Board of Statutory Auditors, the alternate Auditor taken from the list ranking second by number of votes which is not related, directly or indirectly, pursuant to pro-tempore applicable laws and regulations, to the parties who submitted or voted the list ranking first by number of votes shall hold the office of Chairman, until the Board of Auditors is integrated in compliance with Article 2401 of the Italian Civil Code. In the event of death, resignation or termination of a Statutory Auditor, he/she shall be replaced by an alternate belonging to the same list as the Auditor being replaced. Based upon the above appointment criteria for the Alternate Auditors, in the event that gender balance is not complied with, the Alternate Auditor of the least represented gender shall take office regardless of whether he/she is included in the same list as the Auditor being replaced.

30
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

f)	In order to appoint Auditors who have not been appointed for any reason whatsoever according to the above-mentioned process, the Shareholders' Meeting resolves by the majority provided for by law, without prejudice to the principle of necessary representation of minority shareholders and the principle of gender balance provided for by pro-tempore legislation in force, without prejudice that if only one list has been submitted and the number of candidates elected is less than the number established by the By- Laws, the chairmanship of the Board of Statutory Auditors shall be held by the person indicated in first place in the section of candidates for the office of Standing Auditor in the single list submitted, provided that he/she possesses the specific professional requirements required by the pro-tempore laws and regulations in force.

The appointment of Statutory Auditors for the purpose of completing the Board pursuant to Article 2401 of the Italian Civil Code is resolved upon by the Shareholders' Meeting by relative majority. However, it is understood that the principle of necessary representation of minority shareholders shall be complied with and the principle of gender balance provided for by pro-tempore legislation in force.

9.	The members of the Board of Statutory Auditors may be revoked by the Shareholders' Meeting only if and how provided for by law and, therefore, only for just cause and by resolution approved by a decree of the Court, after hearing the interested party.

10.	The Board of Statutory Auditors, subject to prior written notice to the Chairman, may convene the Shareholders' Meeting or the Board of Directors.

This authority can be exercised also separately by each member of the Board of Statutory Auditors, except for the power to call the Shareholders' Meetings which may be exercised by at least two members of the Board of Statutory Auditors.

11.	Individuals who find themselves in situations of incompatibility and do not meet the requirements and/or suitability criteria provided for by pro-tempore legal and regulatory regulations - national and supranational - in force cannot be appointed as Statutory Auditors or, if appointed, fall from office. Any limits to the plurality of offices held and the requirements regarding the time availability for the performance of the duties as stated by pro-tempore applicable - national and supranational - regulations and regulatory provisions remain unaffected. Auditors are not allowed to hold office in banks other than those belonging to the Monte dei Paschi di Siena Banking Group and the banks jointly controlled. Auditors are not allowed to hold office in bodies other than the control bodies in other companies of the group or of the financial conglomerate as well as in companies where the Bank also indirectly holds a strategic shareholding. At least one Statutory Auditor and at least one Alternate Auditor, appointed according to the procedures as per paragraph 3 of this Article, shall be registered in the Register of Auditors and have carried out statutory auditing for at least three years.

31
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

12.	In order to apply the provisions of para. 6, third sentence, of this article, at least the first candidate of each section of each list must meet the requirements as per above-mentioned para. 11, third subparagraph.

13.	Pursuant to Article 52 of Legislative Decree no. 385 of 1 September 1993, the Board of Statutory Auditors shall immediately inform the Bank of Italy of all acts or events it may become aware of while exercising its duties and which may constitute irregular management of the Company or may violate the rules governing the banking activity.

14.	The meetings of the Board of Statutory Auditors may be attended using teleconference and videoconference systems according to the provisions of the By-Laws regarding the participation in the Board of Directors’ meetings. The meeting of the Board of Statutory Auditors is deemed to be held in the place where the Chairman is situated.

CHAPTER XI

Fees and Reimbursement of Expenses for Directors and Statutory Auditors

Article 26

1.	The members of the Board of Directors and of the Board of Statutory Auditors are entitled to annual fees and attendance fees for attending the meetings of the Board of Directors - up to an amount which is determined by the Shareholders' Meeting - as well as to the reimbursement of expenses incurred in performing their duties. The Shareholders' Meeting may also determine the amount of the attendance fees to be paid to the members of the Board of Statutory Auditors called to take part in the meetings of the committees as indicated by Article 17, second paragraph, point q).

2.	More than one attendance fee for the same day cannot be paid to the Directors and Statutory Auditors.

3.	Subject to the opinion of the Board of Statutory Auditors and as proposed by the Remuneration Committee, the Board of Directors sets the remuneration for the Directors holding specific offices in compliance with the By-Laws, including the Directors who are part of the committees within the Board of Directors as per article 17, para. 4, subject to the power of the Shareholders’ Meeting to determine the remuneration of the Chairman of the Board of Directors.

32
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

CHAPTER XII

Outer Units

Article 27

1.	The outer units consist of secondary units and local units, under the supervision of the Head Office and in conformity with its directives, in compliance with the organisational model.

CHAPTER XIII

Auditing and drafting of corporate accounting documents

Article 28

1.	In compliance with provisions in force, the statutory audit of accounts is carried out by an Independent Auditor entered in the specific register, which is appointed pursuant to the law.

Article 29

1.	Upon proposal of the General Manager, subject to the prior mandatory opinion of the Board of Statutory Auditors, the Board of Directors appoints a person in charge of drawing up the corporate accounting documents, to be chosen among the Company's executives with proven accounting and financial experience. He/she shall be vested with appropriate powers and means for accomplishing his/her duties pursuant to the law. The Board of Directors also has the power to remove the appointed executive.

CHAPTER XIV

Financial Statements and Profits

Article 30

1.	The financial year ends on 31 December of each year.

Article 31

1.	The net profits resulting from the financial statements are assigned at least 5% to the legal reserve until this reaches the amount of 1/5 of the share capital.

2.	The residual net profits are made available to the Shareholders' Meeting for distribution to shareholders and/or for the creation and growth of other reserves.

3.	The Company is entitled to distribute interim dividends, in compliance with the provisions of law.

33
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

CHAPTER XV

Signing Authority

Article 32

1.	The authority to sign on behalf of the Company is held severally by:

a) the Chairman;

b) the Deputy Chairman or each of the Deputy Chairmen;

c) the Chief Executive Officer or each of the Chief Executive Officers;

d)	the General Manager;

e)	the Employer, in the matter of health and safety at work and to the extent of his/her competence.

2.	The Deputy General Manager, Executives, as well as managers and - on the basis of the office held or in the event of exceptional and temporary needs - other clerical staff of the Bank have the authority to sign within the limits of the powers granted to them.

CHAPTER XVI

(Winding-up)

Article 33

1.	Without prejudice to any other law provisions, in the event of dissolution, the Shareholders’ Meeting shall indicate the winding-up procedures and appoint one or more receivers.

34
BANCA MONTE DEI PASCHI DI SIENA S.p.A. - Registered office in Siena, Piazza Salimbeni, 3 - www.mps.it
Share Capital: € 19,587,675,023.28 - Tax Code and Registration in the Companies Register of Arezzo - Siena no. 00884060526 - MPS VAT GROUP - VAT no. 01483500524 - Monte dei Paschi di Siena Banking Group - Bank Code and Group Code no. 1030 - Registered in the Banks’ Register with the Bank of Italy under no. 5274 - Member of the Italian Interbank Deposit Protection Fund and of the National Guarantee Fund

Information for U.S. Persons

The shares to be issued in connection with the potential merger (the “Merger”) between Banca Monte dei Paschi di Siena S.p.A. (the “Bank” or “BMPS”) and MEDIOBANCA - Banca di Credito Finanziario Società per Azioni (“Mediobanca” and, together with BMPS, the “Companies”), may not be offered or sold in the United States except pursuant to an effective registration statement under the U.S. Securities Act of 1933 (the “U.S. Securities Act”) or pursuant to a valid exemption from registration.

Each of BMPS and Mediobanca is a company incorporated in Italy. Information distributed in connection with the Merger is subject to Italian disclosure requirements that are different from those of the United States. Financial statements and financial information included in the documents relating to the Merger will be prepared in accordance with the international accounting standards issued by the International Accounting Standards Board and may not be comparable to the financial statements or financial information of U.S. companies.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws in respect of the Merger, since BMPS and Mediobanca are located in Italy, and some or all of their officers and directors may be residents of Italy or other countries outside the U.S. You may not be able to sue a company incorporated outside the U.S. or its officers or directors in a non-U.S. court for violations of U.S. securities laws. It may be difficult to compel a company incorporated outside the U.S. and its affiliates to subject themselves to a U.S. court’s judgment.

The Merger will not be submitted to the review or registration procedures of any regulator outside of Italy and has not been approved or recommended by any governmental securities regulator. The Merger will be made in the U.S. pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by Rule 802 thereunder. As a result, the Merger will be made in accordance with the applicable regulatory, disclosure and procedural requirements under Italian law. To the extent that the Merger is subject to the U.S. securities laws, such laws only apply to holders of the shares of Mediobanca in the U.S. and no other person has any claims under such laws.

Since the announcement of the Merger, BMPS and certain of its affiliates have engaged, and intend to continue to engage until completion of the Merger, in various asset management, brokerage, banking-related, collateral-taking, estates and trusts services, and custody-related activities involving BMPS common shares outside the United States. Among other things, BMPS or one or more of its affiliates intends to engage in trades in BMPS common shares for the accounts of its customers for the purpose of effecting brokerage transactions for its customers and other customer facilitation transactions in respect of BMPS common shares. Further, certain of BMPS’s asset management affiliates may buy and sell BMPS common shares or indices including BMPS common shares, outside the United States as part of their ordinary, discretionary investment management activities on behalf of their customers. Certain of BMPS’s affiliates may continue to (a) engage in the marketing and sale to customers of funds that include BMPS common shares, providing investment advice and financial planning guidance to customers that may include information about BMPS common shares, (b) transact in BMPS common shares as trustees and/or personal representatives of trusts and estates, (c) provide custody services relating to BMPS common shares and (d) engage in accepting BMPS common shares as collateral for loans. These activities occur outside of the United States and the transactions in BMPS common shares may be effected on Euronext Milan, other exchanges or alternative trading systems and in the over-the-counter market.

IMPORTANT INFORMATION

The Merger referred to in this document relates to BMPS and Mediobanca. This document does not constitute an offer to buy or sell the shares of the Companies.

The shareholders’ meetings of the Companies will be called to approve the Merger on the basis of illustrative reports prepared by the board of directors of the Companies.

The shares of BMPS and Mediobanca are listed on Euronext Milan, a regulated market organized and managed by Borsa Italiana S.p.A. and are subject to the obligations and procedural requirements provided for by Italian law.

The distribution of this document, directly or indirectly, in or into Canada, Australia or Japan is prohibited. This document (and the information contained herein) does not contain or constitute an offer of securities for sale, or solicitation of an offer to purchase securities, in Canada, Australia or Japan or any other jurisdiction where such an offer or solicitation would require the approval of local authorities or otherwise be unlawful (the “Other Countries”) or in the United States. The securities referred to herein have not been and will not be registered under the U.S. Securities Act or pursuant to the corresponding regulations in force in the Other Countries and may not be offered or sold in the United States unless the securities are registered under the U.S. Securities Act, or an exemption from the registration requirements of the U.S. Securities Act is available. BMPS does not intend to register any portion of the offering of the securities in the United States or to conduct a public offering of the securities in the United States.

To the fullest extent permitted by applicable law, the Companies disclaim any responsibility or liability for the violation of such restrictions by any person.